Exhibit 3.32

Delaware	PAGE 1
The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “WELLS REIT II – 8909 PURDUE ROAD, LLC”, FILED IN THIS OFFICE ON THE SEVENTEENTH DAY OF MAY, A. D. 2005, AT 11 O’CLOCK A.M.

	Harriet Smith Windsor, Secretary of State
3971039 8100	AUTHENTICATION:	3884832
050403018	DATE:	05–17–05

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:00 AM 05/17/2005
FILED 11:00 AM 05/17/2005 SRV 050403018 – 3971039 FILE

CERTIFICATE OF FORMATION

OF

WELLS REIT II - 8909 PURDUE ROAD, LLC

1.	The name of the limited liability company is Wells REIT II - 8909 Purdue Road, LLC.

2.	The address of its registered office in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Wells REIT II - 8909 Purdue Road, LLC this 16 day of May, 2005.

Kimberly A. Fedele
An Authorized Person